EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the registration of 100,000 shares for the Renasant Corporation Deferred Stock Unit Plan, of our report dated March 3, 2005, with respect to the consolidated financial statements of Renasant Corporation (formerly, The Peoples Holding Company) included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

Birmingham, Alabama

June 26, 2007